UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2025

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place 1100 N. Wood Dale Road Wood Dale, Illinois	60191
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	AIR	New York Stock Exchange
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule  405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 2, 2025, AAR CORP. (the “Company”) issued and sold 3,450,000 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share (“Common Stock”), which includes the full exercise of the option granted to the Underwriters, as defined below, to purchase up to 450,000 additional Shares, in a registered public offering (the “Offering”) pursuant to an effective Registration Statement on Form S-3 (File No. 333-273312) (the “Registration Statement”) and an underwriting agreement, dated September 30, 2025 (the “Underwriting Agreement”), between the Company and Goldman Sachs & Co. LLC, as representative of the several underwriters named therein (the “Underwriters”).

The Company received net proceeds from the Offering of approximately $274.0 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the Offering to repay outstanding borrowings under its unsecured revolving credit facility and for general corporate purposes, which may include funding future acquisitions.

The Underwriting Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of the date thereof, were solely for the benefit of the parties to such Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties. The Underwriting Agreement is attached as Exhibit 1.1 hereto. The Underwriting Agreement is also filed with reference to, and is hereby incorporated by reference in, the Registration Statement.

In connection with the Offering, a legal opinion letter of Latham & Watkins LLP regarding the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto. The legal opinion letter is also filed with reference to, and is hereby incorporated by reference in, the Registration Statement.

On September 30, 2025, the Company issued a press release announcing the launch of the Offering. The text of the press release is attached as Exhibit 99.1 hereto and incorporated by reference herein.

On September 30, 2025, the Company issued a press release announcing the pricing of the Offering. The text of the press release is attached as Exhibit 99.2 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 30, 2025, by and between the Company and Goldman Sachs & Co. LLC, as representative of the several underwriters named therein

5.1	Opinion of Latham & Watkins LLP, dated October 2, 2025

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release, dated September 30, 2025 (Launch)

99.2	Press Release, dated September 30, 2025 (Pricing)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAR CORP.

Date: October 2, 2025	/s/ Jessica A. Garascia
Jessica A. Garascia
Senior Vice President, General Counsel, Chief Administrative Officer and Secretary